Exhibit 99.1

APPALACHIA MIDSTREAM SERVICES, L.L.C.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2011	December 31, 2010
	($ in thousands)
ASSETS (collateral for Parent debt—see Note 8)
Current assets:
Cash and cash equivalents	$—	$—
Accounts receivable, including $64,194 and $16,092 from related parties at September 30, 2011 and December 31, 2010, respectively	114,199	71,296
Other current assets	497	76

Total current assets	114,696	71,372

Property, plant and equipment:
Gathering systems	386,294	235,223
Other fixed assets	3,075	2,465
Less: Accumulated depreciation	(22,792)	(14,748)

Total property, plant and equipment, net	366,577	222,940

Deferred loan costs, net	1,175	709

Total assets (collateral for Parent debt—see Note 8)	$482,448	$295,021

LIABILITIES AND DIVISION EQUITY
Current liabilities:
Accounts payable, including $1,465 and $678 from related parties at September 30, 2011 and December 31, 2010, respectively	$100,882	$58,756
Accrued liabilities	2,955	1,782

Total current liabilities	103,837	60,538

Long-term liabilities:
Revolving bank credit facility, affiliate	62,065	13,057

Total long-term liabilities	62,065	13,057

Commitments and contingencies (Note 7)

Division Equity	316,546	221,426

Total liabilities and division equity	$482,448	$295,021

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
	($ in thousands)
Revenues, including revenue from affiliates (Note 3):	$48,343	$34,766

Operating Expenses:
Operating, including expenses from affiliates (Note 3)	25,393	18,540
Depreciation	8,043	5,856
General and administrative, including expenses from affiliates (Note 3)	5,807	3,500

Total operating expenses	39,243	27,896

Operating income	9,100	6,870

Other Income (Expense):
Interest expense	(455)	(277)

Net income	$8,645	$6,593

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
	($ in thousands)
Cash flows from operating activities:
Net income	$8,645	$6,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,043	5,856
Changes in assets and liabilities:
Increase in accounts receivable	(42,903)	(9,444)
Increase in other assets	(421)	(125)
Increase in accounts payable	28,818	(1,045)
Increase in accrued liabilities	1,173	385

Net cash provided by operating activities	3,355	2,220

Cash flows from investing activities:

Additions to property, plant and equipment	(138,372)	(53,844)

Net cash used in investing activities	(138,372)	(53,844)

Cash flows from financing activities:
Contributions from Parent, net	86,475	17,155
Proceeds from revolving bank credit facility, affiliate	213,221	70,742
Payments on revolving bank credit facility, affiliate	(164,213)	(36,017)
Debt issuance cost	(466)	(256)

Net cash provided by financing activities	135,017	51,624

Net increase in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$—

Supplemental disclosure of non-cash investing activities:
Changes in accounts payable related to purchase of property, plant and equipment	$13,308	$10,909

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN DIVISION EQUITY

(Unaudited)

Nine Months Ended September 30, 2011
($ in thousands)
Beginning balance	$221,426

Net income	8,645
Contributions from Parent, net	86,475

Ending Balance	$316,546

The accompanying notes are an integral part of these condensed consolidated financial statements.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Nature of Business and Basis of Presentation

The accompanying financial statements and related notes present the financial position, results of operations, changes in division equity and cash flows of Appalachia Midstream Services, L.L.C. (“Appalachia Midstream”) acquired by Chesapeake Midstream Partners, L.P. (the “Partnership”) from Chesapeake Midstream Development, L.P. (the “Parent”), an affiliate of Chesapeake Energy Corporation (“Chesapeake”). The Partnership acquired Chesapeake’s 100% ownership interest in Appalachia Midstream, the operator and approximate average 47% joint owner of 10 gas gathering systems in the Marcellus Shale, which consists of approximately 200 miles of gathering pipeline in West Virginia and Pennsylvania.

These condensed consolidated financial statements were prepared in connection with the Partnership’s acquisition of Appalachia Midstream from the Parent and incorporate the activities and account balances of Appalachia Midstream as reflected in the historical cost-basis accounts of Chesapeake, with certain adjustments made in order to reasonably reflect substantially all of the costs of doing business. These adjustments required the use of management’s assumptions, allocations and estimates.

These financial statements and notes thereto were prepared for the purpose of complying with Securities and Exchange Commission rules and regulations, including but not limited to Regulation S-X, Article 3, General Instructions as to Financial Statements, and Staff Accounting Bulleting Topic 1-B, Allocation of Expenses and Related Disclosures in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity. Certain expenses incurred by Chesapeake and its affiliates were only indirectly attributable to Appalachia Midstream. Accordingly, these financial statements are not indicative of the actual results of operations that would have occurred if Appalachia Midstream had been operated separately during the periods reported under the fee based gathering agreements with Chesapeake and other third party producers. Transactions between Appalachia Midstream and Chesapeake and its affiliates have been identified in the financial statements as transactions between affiliates. The allocations and related estimates and assumptions are more fully described in Note 2 and Note 3.

The accompanying financial statements and related notes present the unaudited condensed consolidated balance sheets of Appalachia Midstream as of September 30, 2011 and December 31, 2010. They also include the unaudited condensed consolidated statements of operations for the nine-month periods ended September 30, 2011 and 2010, the unaudited condensed consolidated statements of cash flows for Appalachia Midstream for the nine-month periods ended September 30, 2011 and 2010, and unaudited changes in division equity of Appalachia Midstream for the nine-month period ended September 30, 2011.

The accompanying condensed consolidated financial statements were prepared using accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods. Certain footnote disclosures normally included in the financial statements prepared in accordance with GAAP have been appropriately condensed or omitted in this report. Management believes the disclosures made are adequate to make the information presented not misleading.

Management has evaluated and disclosed all material subsequent events through February 14, 2012.

2.	Summary of Significant Accounting Policies

Use of Estimates

To conform to accounting principles generally accepted in the United States, management makes estimates and assumptions that affect the amounts reported in the financial statements and the notes thereto. These estimates are evaluated on an ongoing basis, utilizing historical experience and other methods considered reasonable in the particular circumstances. Although these estimates are based on management’s best available knowledge at the time, actual results may differ.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Effects on Appalachia Midstream’s business, financial position and results of operations resulting from revisions to estimates are recognized when the facts that give rise to the revision become known. Changes in facts and circumstances or discovery of new facts and circumstances may result in revised estimates and actual results may differ from these estimates.

Fair Value

Estimated fair values are determined by using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts. Based on the borrowing rates available at September 30, 2011, for debt with similar terms and maturities, the carrying value of long-term debt approximates its fair value.

The carrying amount of accounts receivable and accounts payable reported on the balance sheet approximates fair value.

Property, plant and equipment and impairment of long-lived assets

Property, plant and equipment are stated at the lower of historical cost less accumulated depreciation or fair value if impaired. All construction related direct labor and material costs are capitalized. The cost of renewals and betterments that extend the useful life of property, plant and equipment is also capitalized. The cost of repairs, replacements and major maintenance projects that do not extend the useful life or increase the expected output of property, plant and equipment is expensed as incurred.

Depreciation is calculated using the straight-line method, based on the assets’ estimated useful lives. These estimates are based on various factors including age (in the case of acquired assets), manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. When assets are placed into service, management makes estimates with respect to useful lives and salvage values that management believes are reasonable. However, subsequent events could cause a change in estimates, thereby impacting future depreciation amounts.

Management evaluates the ability to recover the carrying amount of long-lived assets and determines whether such long-lived assets have been impaired. Impairment exists when the carrying amount of an asset exceeds estimates of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. When alternative courses of action to recover the carrying amount of a long-lived asset are under consideration, estimates of future undiscounted cash flows take into account possible outcomes and probabilities of their occurrence. If the carrying amount of the long-lived asset is not recoverable, based on the estimated future undiscounted cash flows, the impairment loss is measured as the excess of the asset’s carrying amount over its estimated fair value, such that the asset’s carrying amount is adjusted to its estimated fair value with an offsetting impairment charge.

Fair value represents the estimated price between market participants to sell an asset in the principal or most advantageous market for the asset, based on assumptions a market participant would make. When warranted, management assesses the fair value of long-lived assets using commonly accepted techniques and may use more than one source in making such assessments. Sources used to determine fair value include, but are not limited to, recent third-party comparable sales, internally developed discounted cash flow analyses and analyses from outside advisors. Significant changes, such as changes in contract rates or terms, the condition of an asset, or management’s intent to utilize the asset, generally require management to reassess the cash flows related to long-lived assets. No impairment was recognized for the nine months ended September 30, 2011 or 2010.

Revenue recognition

Revenue includes gathering services pursuant to fee-based agreements. Under its fee-based agreements, Appalachia Midstream earns a fixed fee per unit of the natural gas gathered and recognizes revenues for its services at the time such services are performed.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Natural gas imbalances

Other current assets includes natural gas imbalance receivables resulting from differences in (i) gas volumes received into Appalachia Midstream and (ii) gas volumes delivered by Appalachia Midstream to customers or otherwise settled pursuant to the applicable contract terms. Natural gas imbalances that are subject to monthly cash settlement are valued according to the terms of the contract as of the balance sheet dates, and generally reflect market index prices. Other natural gas imbalances that are ultimately settled in-kind are valued at the weighted average cost of natural gas as of the balance sheet dates. Changes in natural gas imbalances are reported in other revenues or cost of product expense in the statements of operations.

Cash

Chesapeake or its affiliates provided cash as needed to support Appalachia Midstream and collected cash from the services provided by Appalachia Midstream. Consequently, the accompanying balance sheets do not include any cash balances. See Note 3—Transactions with Affiliates for information on the Parent’s centralized cash management process. Net cash paid to or received from the Parent is reflected as net contributions from Parent on the accompanying statements of division equity and cash flows.

Income Taxes

Appalachia Midstream is not subject to federal or state income taxes. As such these financial statements do not include any federal or state income taxes.

3. TRANSACTIONS WITH AFFILIATES

Affiliate transactions

Appalachia Midstream provides natural gas gathering and processing services to Chesapeake and a portion of Appalachia Midstream’s expenditures are paid by or to Chesapeake. Each of these activities results in affiliate transactions.

Cash management

Chesapeake operates a cash management system whereby excess cash from most of its subsidiaries, held in separate bank accounts, is swept into a centralized account. Purchases related to Appalachia Midstream’s third-party transactions were paid in cash by Chesapeake within the centralized cash management system and were ultimately settled through an adjustment to division equity. Interest on outstanding net affiliate balances owed to Appalachia Midstream was charged at a variable rate based on the Parent’s weighted average return on short-term investments (0.1% and 0.5% at September 30, 2011 and 2010, respectively). The outstanding affiliate balances were entirely settled through an adjustment to division equity in connection with the Appalachia Midstream Acquisition.

Allocation of costs

Appalachia Midstream does not have any employees. The employees supporting the operations of Appalachia Midstream are employees of Chesapeake. For the purpose of these financial statements, a portion of Chesapeake’s general and administrative expenses has been allocated to Appalachia Midstream in the form of a management services fee and included in the accompanying statements of operations. The management services fee represents allocable costs, including compensation, benefits, pension and postretirement costs, associated with the provision of services for or on the behalf of Appalachia Midstream by the Parent related to the following: (i) various business services, including, but not limited to, payroll, accounts payable and facilities management; and (ii) various corporate services, including, but not limited to, legal, accounting, treasury, information technology and human resources. General, administrative and management costs were allocated to Appalachia Midstream based on direct operating expense of the Parent. Management considers these allocation methodologies to be reasonable. These general and administrative charges were $2.7 million and $1.9 million for the nine months ended September 30, 2011 and 2010, respectively.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Summary of affiliate transactions

Revenues from affiliates include amounts earned by Appalachia Midstream from gathering services provided to Chesapeake. Operating expenses include all amounts accrued or paid to affiliates for the operation of Appalachia Midstream, whether in providing services to affiliates or to third parties, including field labor, measurement and analysis, and other disbursements. Affiliate expenses do not bear a direct relationship to affiliate revenues and third-party expenses do not bear a direct relationship to third-party revenues. For example, Appalachia Midstream’s affiliate expenses are not necessarily those expenses attributable to generating affiliate revenues. The following table summarizes affiliate transactions:

	Nine Months Ended September 30,
	2011	2010
	($ in thousands)
Revenue—affiliates	$26,540	$31,116
Operating expenses—affiliates	5,230	3,117

4. CONCENTRATION OF CREDIT RISK

Revenues from Chesapeake and certain third-party customers exceeded 10% of the Appalachia Midstream revenues for the nine months ended September 30, 2011 and 2010. The percentages of revenues from Chesapeake and Appalachia Midstream’s other customers are as follows:

	Nine Months Ended September 30,
	2011	2010
	($ in thousands)
Chesapeake	54.9%	89.5%
Statoil	21.5	8.1
Anadarko	21.9	—
Other	1.7	2.4

Total	100.0%	100.0%

5. PROPERTY, PLANT AND EQUIPMENT

A summary of the historical cost of Appalachia Midstream’s property, plant and equipment is as follows:

	September 30,	December 31,	Estimated
	2011	2010	Useful Life
	($ in thousands)		(in years)
Natural gas gathering systems	$386,294	$235,223	20
Other	3,075	2,465	3

Total property, plant and equipment	389,369	237,688
Accumulated depreciation	(22,792)	(14,748)

Total net property, plant and equipment	$366,577	$222,940

Included in gathering systems is $124.3 million and $106.5 million at September 30, 2011 and December 31, 2010, respectively, that is not subject to depreciation as the systems were under construction and have not been put into service. Depreciation expense was $8.0 million and $5.9 million for the nine months ended September 30, 2011 and 2010, respectively.

APPALACHIA MIDSTREAM SERVICES, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

6. ACCRUED LIABILITIES

The following table provides the components of accrued liabilities:

	September 30, 2011	December 31, 2010
	($ in thousands)
Pipeline imbalance liability	$1,033	$—
Sales, Payroll, and Property Tax	553	125
Payroll	567	1,031
AFE reimbursables	754	545
Other	48	81

Total accrued liabilities	$2,955	$1,782

7. COMMITMENTS AND CONTINGENCIES

Environmental obligations

Appalachia Midstream is subject to various environmental-remediation and reclamation obligations arising from federal, state and local regulations regarding air and water quality, hazardous and solid waste disposal and other environmental matters. Management believes there are currently no such matters that will have a material effect on Appalachia Midstream’s results of operations, cash flows or financial position and has not recorded any liability in these financial statements.

Litigation and legal proceedings

From time to time, Appalachia Midstream is involved in legal, tax, regulatory and other proceedings in various forums regarding performance, contracts and other matters that arise in the ordinary course of business. Management is not aware of any such proceedings for which a final disposition could have a material effect on Appalachia Midstream’s results of operations, cash flows or financial position.

Lease commitments

Rent expense was approximately $5.6 million and $3.9 million for the nine months ended September 30, 2011 and 2010, respectively. Appalachia Midstream’s remaining contractual lease obligations as of September 30, 2011, represent obligations with an affiliate of Chesapeake for compression equipment as compression services are needed to support pipeline that is being placed in service in future periods.

Future minimum rental payments due as of September 30, 2011 are as follows (in thousands):

Operating Leases
Remainder of 2011	$3,020
2012	10,610
2013	8,098
2014	8,042
2015 and thereafter	3,462

Total	$33,232

APPALACHIA MIDSTREAM SERVICES, L.L.C.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

8. REVOLVING BANK CREDIT FACILITY

Borrowings were allocated from the Parent’s revolving credit facility to Appalachia Midstream and are reported as revolving bank credit facility, affiliate. At September 30, 2011, outstanding borrowings totaled $62.1 million and was $13.1 million at December 31, 2010. This debt includes interest and other terms generally consistent with the credit facility of the Parent. Borrowings bear interest at the Parent’s option at either (i) the greater of the reference rate of Wells Fargo Bank, National Association, the federal funds effective rate plus 0.50%, and the one-month LIBOR plus 1.00%, all of which are subject to a margin that varies from 1.00% to 1.75% per annum or (ii) the Eurodollar rate, which is based on the LIBOR plus a margin that varies from 2.00% to 2.75% per annum. Interest is payable quarterly or, if LIBOR applies, may be payable at more frequent intervals and the credit facility matures June 2016. Interest expense on the note was $0.5 million and $0.3 million for the nine months ended September 30, 2011 and 2010, respectively.

All assets of the Parent, including Appalachia Midstream, are pledged as collateral on all of the Parent’s debt.